UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2026
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets
On January 13, 2026, Array Digital Infrastructure, Inc. (f/k/a United States Cellular Corporation) (“Array”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), and certain subsidiaries of Array (collectively, “Sellers”) completed the previously announced sale of select spectrum assets to New Cingular Wireless PCS, LLC (“AT&T”), pursuant to the terms of that certain License Purchase Agreement (the “Purchase Agreement”), dated as of November 6, 2024, between Sellers and AT&T (the “Closing”).

The purchase price received by Array at the Closing was $1.018 billion, paid in cash. As previously disclosed, $232 million of the purchase price provided in the Purchase Agreement was allocated to certain spectrum licenses in the 700 MHz band (the “Designated Entity Spectrum Licenses”) held by entities in which Array now holds 100% of the equity interests. The closing of the sale of the Designated Entity Spectrum Licenses to AT&T occurred at the Closing and, accordingly, no portion of the purchase price was deferred.

Item 8.01. Other Events
Array Special Dividend

On January 13, 2026, the Board of Directors of Array declared a special cash dividend to holders of Array’s Common Stock (“Common Stock”) and holders of Array’s Series A Common Stock (“Series A Common Stock”) of $10.25 per share payable in cash to the stockholders of record as of January 23, 2026. On January 13, 2026, TDS held 33,005,877 shares of Series A Common Stock and 37,782,608 shares of Common Stock. The payment date in respect of the dividend is scheduled for February 2, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	January 13, 2026	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer